UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934

Filed by the Registrant ☒
Filed by a Party other than the Registrant ☐

Check the appropriate box:
☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement
☒	Definitive Additional Materials
☐	Soliciting Material Pursuant to §240.14a-12

GRI BIO, INC.
(Name of Registrant as Specified in Its Charter)
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):
☒	No fee required
☐	Fee paid previously with preliminary materials
☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11

SUPPLEMENT TO THE PROXY STATEMENT FOR THE
ANNUAL MEETING OF STOCKHOLDERS OF
GRI BIO, INC.
TO BE HELD ON SEPTEMBER 6, 2024
This supplement, dated August 23, 2024, amends and supplements the Proxy Statement of GRI Bio, Inc. (“we” or “GRI”), dated August 2, 2024, as amended and supplemented to date (as amended and supplemented, the “Proxy Statement”), relating to the 2024 Annual Meeting of Stockholders (the “Annual Meeting”), with the following information.
Important Information
GRI has filed a definitive Proxy Statement with the Securities and Exchange Commission and has furnished to its stockholders a Proxy Statement in connection with the solicitation of proxies for the Annual Meeting. GRI advises its stockholders to read the Proxy Statement relating to the Annual Meeting, as amended and supplemented, including as amended and supplemented by this supplement, because it contains important information.
Except as described in this supplement, none of the items or information presented in the Proxy Statement is affected by this supplement. This supplement does not provide all of the information that is important to your voting decisions at the Annual Meeting. The Proxy Statement contains other important additional information. We encourage you to carefully read this supplement together with the Proxy Statement.
Your vote is important, no matter how many or how few shares you may own. If you have not already done so, please vote TODAY by telephone, via the Internet, or by signing, dating and returning the proxy card or voting instruction card previously mailed to you. If you have already returned your proxy or voting instruction card or voted by telephone or via Internet, you do not need to take any action unless you wish to change your vote.
Filing of Current Report on Form 8-K
On August 23, 2024, GRI filed the attached Current Report on Form 8-K announcing the adjournment of the Annual Meeting and the results of the adjournment proposal as described in the Current Report on Form 8-K.

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549 FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): August 23, 2024
GRI BIO, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-40034	82-4369909
(State or other jurisdiction	(Commission File Number)	(IRS Employer Identification No.)
of incorporation)
2223 Avenida de la Playa, Suite 208
La Jolla, CA 92037
(Address of principal executive offices and zip code)
(619) 400-1170
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.0001 per share	GRI	The Nasdaq Capital Market
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934.
Emerging Growth Company ☒
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07 Submission of Matters to a Vote of Security Holders
On August 23, 2024, GRI Bio, Inc. (the “Company”) convened and then adjourned its 2024 Annual Meeting of Stockholders (the “Annual Meeting”). The Company previously filed a Definitive Proxy Statement, dated August 2, 2024, as amended and supplemented to date (as amended and supplemented, the “Proxy Statement”). A total of 741,914 shares of the Company’s common stock were entitled to vote on June 27, 2024, the record date for the Annual Meeting, and 256,566 shares of common stock, or approximately 34.58% of the shares entitled to vote, were present or represented by proxy at the Annual Meeting. Per the Company’s amended and restated bylaws, a quorum requires the presence, in person or by proxy, of the holders of one-third of the voting power of the stock outstanding and entitled to vote at the Annual Meeting. As a result, there was a quorum present for the Annual Meeting. The only matter submitted to a vote of stockholders at the Annual Meeting was the proposal regarding adjournment of the Annual Meeting as further described in Proxy Statement, and the voting results for this proposal are set forth below.
After the vote on this adjournment proposal, the Company adjourned the Annual Meeting to Friday, September 6, 2024 at 11:00 a.m., Eastern Time, virtually at www.virtualshareholdermeeting.com/GRI2024 to allow for the solicitation of additional proxies to adopt the remaining proposals set forth in the Proxy Statement for the Annual Meeting.
Adjournment Proposal
The proposal to approve any postponement or adjournment of the Annual Meeting, from time to time, if necessary, to solicit additional proxies if there were not sufficient votes at the time of the Annual Meeting to adopt the proposals set forth in the proxy statement or to establish a quorum was approved as follows:

Votes For	Votes Against	Votes Abstained	Broker Non-Votes
157,455	99,095	16	—

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: August 23, 2024	GRI Bio, Inc.
By: /s/ Leanne Kelly
Leanne Kelly
Chief Financial Officer